EX-33.3
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Assessment Regarding Compliance with Applicable Servicing Criteria



1. Bank of America, National Association (the "Servicer") is responsible for assessing compliance by it with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as of December 31, 2007 and for the period from January 1, 2007 through December 31, 2007 (the "Reporting Period"), as set forth in Appendix A hereto, in connection with asset-backed securities transactions involving commercial mortgage loan transactions that involved an offer or sale of asset-backed securities that were required to be registered on or after January 1, 2006 with the Securities and Exchange Commission pursuant to the Securities Act of 1933 (the "Platform");

2. The Servicer engaged certain vendors (the "Vendors") to perform certain specific, limited or scripted activities during the Reporting Period, related to portions of the servicing criteria as set forth in Appendix A hereto (such portions of the servicing criteria include, and only include, Item 1122(d)(2)(i) (only with respect to standard lockbox processing by depositing checks into the appropriate account indicated by the Servicer) and Item 1122(d)(4)(xi) (only with respect to verifying outstanding tax payments and processing such tax payments pursuant to the Servicer's direction)). The Servicer has elected to take responsibility for assessing compliance with the portion of the servicing criteria performed by such Vendors;

3. Except as set forth in paragraph 4 below, the Servicer used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria;

4. The criteria in Items 1122(d)(1)(iii), 1122(d)(2)(ii) (other than with respect to obligors as disbursements are not made to investors), 1122(d)(3)(i), 1122(d)(3)(ii), 1122(d)(3)(iii), 1122(d)(3)(iv),
   1122(d)(4)(ii), 1122(d)(4)(vii), 1122(d)(4)(viii) (other than for the period prior to a servicing transfer event (as defined in the transaction agreements)) and 1122(d)(4)(xv) (other than with respect to those items identified in item 1114(a)(1)), of Regulation AB are inapplicable to the Servicer based on the activities it performs with respect to the Platform;

5. The Servicer has complied, in all material respects with the applicable servicing criteria for the Reporting Period with respect to the Platform;

6. The Servicer has not identified and is not aware of any material instance of noncompliance by the Vendors with the applicable servicing criteria for the Reporting Period with respect to the Platform;

7. The Servicer has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendors with the applicable servicing criteria for the Reporting Period with respect to the Platform; and


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8. PricewaterhouseCoopers LLP, an independent registered public accounting firm, has issued an attestation report on the Servicer's assessment of compliance with the applicable servicing criteria as of December 31, 2007 and for the Reporting Period.

February 27, 2008


BANK OF AMERICA, NATIONAL
ASSOCIATION

By: /s/ Janice M. Smith
Name: Janice M. Smith
Title: Managing Director



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APPENDIX A



                                                                                APPLICABLE SERVICING
                                SERVICING CRITERIA                                           CRITERIA
Reference                            Criteria                      Servicer                         Vendor
                General Servicing Considerations

1122(d)(1)(i)   Policies and procedures are instituted                 X
                to monitor any performance or other
                triggers and events of default in
                accordance with the transaction
                agreements.

1122(d)(1)(ii)  If any material servicing activities                   X
                are outsourced to third parties, policies
                and procedures are instituted to monitor
                the third party's performance and
                compliance with such servicing
                activities.

1122(d)(1)(iii) Any requirements in the transaction
                agreements to maintain a back-up servicer for the mortgage loan are maintained.

1122(d)(1)(iv)  A fidelity bond and errors and                         X
                omissions policy is in effect on the
                party participating in the servicing
                function throughout the reporting period
                in the amount of coverage required by and
                otherwise in accordance with the terms of
                the transaction agreements.

                Cash Collection and Administration

1122(d)(2)(i)   Payments on mortgage loans are deposited               X                                X (only with
                into the appropriate custodial bank                                                 respect to standard
                accounts and related bank clearing                                                  lockbox processing
                accounts no more than two business days                                             by depositing
                of receipt, or such other number                                                    checks into the
                of days specified in the transaction                                                appropriate account
                agreements.                                                                         indicated by the Servicer)

1122(d)(2)(ii)  Disbursements made via wire transfer on                X (only with respect
                behalf of an obligor or to investor are            to obligors as disbursements
                made only by authorized personnel.                 are not made to investors)

1122(d)(2)(iii) Advances of funds or guarantees                        X
                regarding collections, cash flows or
                distributions, and any interest or other
                fees charged for such advances, are made,
                reviewed and approved as specified in
                the transaction agreements.

1122(d)(2)(iv)  The related accounts for the                           X
                transaction, such as cash reserve
                accounts or accounts established as a
                form of overcollateralization, are
                separately maintained (e.g., with respect
                to commingling of cash) as set forth in
                the transaction agreements.

1122(d)(2)(v)   Each custodial account is maintained at                X
                a federally insured depository
                institution as set forth in the
                transaction agreements. For purposes of
                this criterion, "federally insured
                depository institution" with respect to a
                foreign financial institution means a
                foreign financial institution that meets
                the requirements of Rule 13k-1(b)(1)
                under the Securities Exchange Act.

1122(d)(2)(vi)  Unissued checks are safeguarded so as                  X
                to prevent unauthorized access.

1122(d)(2)(vii) Reconciliations are prepared on a                      X
                monthly basis for all asset-backed
                securities related bank accounts,
                including custodial accounts and related
                bank clearing accounts. These
                reconciliations are (A) mathematically
                accurate; (B) prepared within 30
                calendar days after the bank statement
                cutoff date, or such other number of days
                specified in the transaction agreements;
                (C) reviewed and approved by someone
                other than the person who prepared the
                reconciliation; and (D) contain
                explanations for reconciling items.
                These reconciling items are resolved
                within 90 calendar days of their original
                identification, or such other number of
                days specified in the transaction
                agreements.



                                                                                APPLICABLE SERVICING
                                SERVICING CRITERIA                                           CRITERIA
Reference                            Criteria                      Servicer                         Vendor
                Investor Remittances and Reporting

1122(d)(3)(i)   Reports to investors, including those
                to be filed with the Commission, are
                maintained in accordance with the
                transaction agreements and applicable
                Commission requirements. Specifically,
                such reports (A) are prepared in
                accordance with timeframes and other
                terms set forth in the transaction
                agreements; (B) provide information
                calculated in accordance with the terms
                specified in the transaction agreements;
                (C) are filed with the Commission as
                required by its rules and regulations;
                and (D) agree with the investors' or
                trustee's records as to the total unpaid
                principal balance and number of mortgage
                loans serviced by the Servicer.

1122(d)(3)(ii)  Amounts due to investors are allocated
                and remitted in accordance with
                timeframes, distribution priority and
                other terms set forth in the transaction agreements.

1122(d)(3)(iii) Disbursements made to an investor are
                posted within two business days to the
                Servicer's investor records, or such other number of days specified in the transaction agreements.

1122(d)(3)(iv)  Amounts remitted to investors per the
                investor reports agree with cancelled
                checks, or other form of payment, or
                custodial bank statements.

                Pool Asset Administration

1122(d)(4)(i)   Collateral or security on mortgage loans               X
                is maintained as required by the
                transaction agreements or related mortgage
                loan documents.

1122(d)(4)(ii)  Mortgage loan and related documents are                X
                safeguarded as required by the
                transaction agreements.

1122(d)(4)(iii) Any additions, removals or                             X
                substitutions to the asset pool are made,
                reviewed and approved in accordance with
                any conditions or requirements in the
                transaction agreements.

1122(d)(4)(iv)  Payments on mortgage loans, including any              X
                payoffs, made in accordance with the related
                mortgage loan documents are posted to the
                Servicer's obligor records maintained no
                more than two business days after
                receipt, or such other number of days
                specified in the transaction agreements,
                and allocated to principal, interest or
                other items (e.g., escrow) in accordance
                with the related pool asset documents.

1122(d)(4)(v)   The Servicer's records regarding the                   X
                mortgage loans agree with the Servicer's
                records with respect to an obligor's
                unpaid principal balance.

1122(d)(4)(vi)  Changes with respect to the terms or                   X
                status of an obligor's mortgage loans (e.g.,
                loan modifications or re-agings) are
                made, reviewed and approved by authorized
                personnel in accordance with the
                transaction agreements and related pool
                asset documents.

1122(d)(4)(vii) Loss mitigation or recovery actions
                (e.g., forbearance plans, modifications
                and deeds in lieu of foreclosure,
                foreclosures and repossessions, as
                applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)Records documenting collection efforts                 X (only for the
                are maintained during the period a mortgage        period prior to a
                loan is delinquent in accordance with              servicing transfer
                the transaction agreements. Such records           event (as defined in
                are maintained on at least a monthly               the transaction
                basis, or such other period specified in           agreements))
                the transaction agreements, and describe
                the entity's activities in monitoring
                delinquent mortgage loans including, for
                example, phone calls, letters and
                payment rescheduling plans in cases where
                delinquency is deemed temporary (e.g.,
                illness or unemployment).

1122(d)(4)(ix)  Adjustments to interest rates or rates                 X
                of return for mortgage loans with variable
                rates are computed based on the related
                mortgage loan documents.


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


                                                                                APPLICABLE SERVICING
                                SERVICING CRITERIA                                           CRITERIA
Reference                            Criteria                      Servicer                         Vendor

1122(d)(4)(x)   Regarding any funds held in trust for                  X
                an obligor (such as escrow accounts): (A)
                such funds are analyzed, in accordance
                with the obligor's mortgage loan documents,
                on at least an annual basis, or such
                other period specified in the transaction
                agreements; (B) interest on such funds is
                paid, or credited, to obligors in
                accordance with applicable mortgage loan
                documents and state laws; and (C) such
                funds are returned to the obligor within
                30 calendar days of full repayment of the
                related pool asset, or such other number
                of days specified in the transaction
                agreements.

1122(d)(4)(xi)  Payments made on behalf of an obligor                  X                                X (only with
                (such as tax or insurance payments) are                                             respect to verifying
                made on or before the related penalty or                                            outstanding tax
                expirationdates, as indicated on the                                                payments and
                appropriate bills or notices for such                                               processing such tax
                payments, provided that such support has                                            payments pursuant
                been received by the servicer at least 30                                           to the Servicer's
                calendar days prior to these dates, or                                              direction)
                such other number of days specified in
                the transaction agreements.

1122(d)(4)(xii) Any late payment penalties in                          X
                connection with any payment to be made on
                behalf of an obligor are paid from the
                Servicer's funds and not charged to the
                obligor, unless the late payment was due
                to the obligor's error or omission.

1122(d)(4)(xiii)Disbursements made on behalf of an                     X
                obligor are posted within two business
                days to the obligor's records maintained
                by the Servicer, or such other number of
                days specified in the transaction
                agreements.

1122(d)(4)(xiv) Delinquencies, charge-offs and                         X
                uncollectible accounts are recognized and
                recorded in accordance with the
                transaction agreements.

1122(d)(4)(xv)  Any external enhancement or other                      X (only with respect
                support identified in Item                         to those items
                1114(a)(1) through (3) or Item 1115 of             identified in Item
                this Regulation AB, is maintained as set           1114(a)(1))
                forth in the transaction agreements.




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